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                                                                    EXHIBIT 99.1

                                 AUTHORIZATION

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                            SOUTHWEST WATER COMPANY


               I hereby appoint Mellon Investor Services LLC (the "Agent") as my agent under the terms and conditions of the Dividend Reinvestment and Stock Purchase Plan of Southwest Water Company (the "Plan") as described in the Prospectus of the Plan, a copy of which I have received and read. The Agent is to receive and apply to the purchase of shares of Common Stock of Southwest Water Company without charge as provided in the Plan the following:

               ___(i) FULL DIVIDEND REINVESTMENT - any cash dividends that become payable to me on all Southwest Water Company Common Stock now or hereafter registered in my name, and any optional cash payments I may choose to send.

               ___(ii) PARTIAL DIVIDEND REINVESTMENT - any cash dividends that become payable to me on the following shares of my Southwest Water Company Common Stock, and any optional cash payments I may choose to send:
                          __________ Shares.

               ___(iii) OPTIONAL CASH PAYMENTS ONLY - the attached cash payment and any future optional cash payments I may choose to send.

               I understand that I may change my investment option under the Plan at any time by signing and returning to the Agent a subsequent Authorization Card specifying an option which differs from my then current participation under the Plan.

               I understand that I may revoke this authorization and terminate my participation under the Plan at any time by notifying the Agent, in writing, of my desire to terminate my participation under the Plan.

               A check or money order for my initial optional cash payment of $________________ is enclosed and made payable to Mellon Investor Services LLC.

                                       Stockholder
                                                    __________________________
                                                    Signature             Date

          THIS IS NOT A PROXY

                                       Stockholder
                                                    ___________________________
                                                    Signature             Date


*IMPORTANT - READ INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING AND SIGNING
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          INSTRUCTIONS

          1.   Please check only one of the three investment options numbered
               (i), (ii) or (iii). If you do not check any of these, then (i)- FULL DIVIDEND REINVESTMENT will be assumed.

          2.   If you checked (ii) - PARTIAL DIVIDEND REINVESTMENT, and:

                    - If you wish to reinvest cash dividends on all of the shares of Common Stock now registered in your name but not on any additional shares that may be registered in your name in the future, write the total number of shares now registered in your name in the space provided.

                    - If you wish to reinvest cash dividends on less than all of the shares of Common Stock now registered in your name and continue to receive a check for cash dividends on the remaining shares, write the number of shares for which you want cash dividends reinvested in the space provided.

          3. Under each of the three investment options - FULL DIVIDEND REINVESTMENT, PARTIAL DIVIDEND REINVESTMENT and OPTIONAL CASH PAYMENT ONLY - regardless of the one you select, the cash dividends issued on the Common Stock credited to your account under the Plan will be automatically reinvested toward the purchase of Common Stock for your account.

          4. If you elect to participate in the Plan be sure to date and sign this Authorization Card and return it to Mellon Investor Services LLC, Re: Southwest Water Company Dividend Reinvestment and Stock Purchase Plan, P. O. Box 3315, South Hackensack, New Jersey 07606; a postage-paid envelope is enclosed for this purpose.

                              THIS IS NOT A PROXY
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